Exhibit 99.1

KOHL’S NAMES KEVIN MANSELL CHAIRMAN OF THE BOARD; LARRY MONTGOMERY TO RETIRE AFTER 21 YEARS

Kohl’s continues with executive succession plan, remains committed to capturing market share

MENOMONEE FALLS, Wis., August 26, 2009 – Kohl’s Corporation (NYSE: KSS) Board of Directors announced today that Kevin Mansell, 57, has been named chairman of the board, effective September 1, 2009.  Mansell, a 27-year veteran of the organization, will also continue to serve as president and chief executive officer. This move is part of Kohl’s ongoing executive succession planning process.

With Kevin Mansell’s appointment, Larry Montgomery, 60, will retire from his position as chairman of the board of directors effective September 1.   Montgomery will continue with the company and serve on the Board of Directors until January 30, 2010, and has agreed to provide additional transition assistance following retirement.

 “Larry has been an exceptional leader and our associates, customers, suppliers and shareholders have benefited under his tenure,” said Mr. Mansell. “Throughout his career at Kohl’s, he has demonstrated an unsurpassed commitment to our company and its mission. As a result, he succeeded in establishing a foundation that has allowed for significant growth during a steady economy and financial strength during challenging times.”

“Kevin is a proven executive as he assumes the role of chairman,” said Mr. Montgomery. “His strategic vision, and continued demonstrated ability to successfully lead, especially in today’s increasingly challenging and competitive marketplace, position Kohl’s for long term success.  Kevin, in hand with our seasoned leadership team and associate base of  over 120,000 strong,  will lead Kohl’s into the next decade as an even stronger, more powerful company with incredible growth opportunity .”

The company will remain focused on its four strategic initiatives – merchandising, marketing, inventory management and the in-store experience. This is reflective of the company’s effort to grow and capture market share while continuing to differentiate Kohl’s in the marketplace.

Montgomery joined the company in 1988 as senior vice president and director of stores. During the ensuing years, Montgomery held the progressive positions of executive vice president and vice chairman. In 1994, he was appointed to the Board of Directors, and in February 1999, Montgomery was promoted to chief executive officer. He has held the position of chairman since 2003.

Mansell joined Kohl’s in 1982 as a divisional merchandise manager and was promoted to general merchandise manager in 1987. Over the next nine years, his responsibilities expanded to include merchandise planning and allocation. Mansell was promoted to senior executive vice president of merchandising and marketing in 1998. The following year, he was named president.  In 2008, he was named chief executive officer.

Cautionary Statement Regarding Forward-Looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's

Based in Menomonee Falls, Wis., Kohl's (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl's operates 1,022 stores in 49 states. A company committed to the communities it serves, Kohl's has raised more than $126 million for children's initiatives nationwide through its Kohl's Cares for Kids(R) philanthropic program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

SOURCE: Kohl's Corporation

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